Exhibit 14.2

CENTRAL PACIFIC FINANCIAL CORP.

CODE OF CONDUCT & ETHICS

FOR

SENIOR FINANCIAL OFFICERS

(Adopted by the Board of Directors, January 25, 2006)

I.                                         DEFINITIONS OF TERMS USED HEREIN

The following terms used in this document have the following meanings:

A.                                   “agent(s)” means accountants, attorneys, auditors or other agents of the company.

B.                                     “Bank” means Central Pacific Bank.

C.                                     “Code” means this Code of Conduct & Ethics for Senior Financial Officers.

D.                                    “SEC” means the United States Securities and Exchange Commission.

E.                                      “company” means Central Pacific Financial Corp. and all of its subsidiaries and affiliates, both collectively and individually.

F.                                      “customer(s)” means and includes every prior, present and future customer of the company.

G.                                     “family” means and includes you and your spouse or reciprocal beneficiary or live-in companion, and you and your spouse’s or reciprocal beneficiary’s or live-in companion’s children, parents, siblings, grandparents, uncles, aunts, nephews, nieces and cousins.

H.                                    “immediate family” means and includes you and your spouse or reciprocal beneficiary, and you and your spouse’s or reciprocal beneficiary’s children, parents, siblings, and anyone residing in your residence.

I.                                         “issuer” means and includes Central Pacific Financial Corp. and any other company which meets the definition of “issuer” under the SOX Act.

J.                                        “you”, “your”, “we”, “us” and “our” means and includes all employees, officers and directors of the company.

K.                                    “senior financial officer(s)” means and includes the company’s chief executive officer, president, chief financial officer, controller, any other principal financial officer or principal accounting officer, and any other person fulfilling and/or performing any similar role, function or capacity.

L.                                      “SOX Act” means the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder.

M.                                 “vendor(s)” means and includes any vendor, contractor, supplier, consultant, or other third party provider of goods or services to the company.

II.                                     PURPOSE

The purpose of this Code is to provide standards of conduct and ethics in order to preserve, promote and foster the highest ethical conduct among all senior financial officers of the company, and the compliance by all senior financial officers with all laws, and thereby ensure the preservation of the highest public trust and confidence in the company and the maintenance of the company’s reputation for honesty, integrity, high ethical standards, and soundness. This Code is in addition to the company’s Code of Conduct & Ethics which is applicable to all employees, officers, and directors. Thus, all senior financial officers must comply with both this Code and the company’s Code of Conduct & Ethics. Only those requirements and standards unique to senior financial officers will be set forth in this Code. Reference should be made to the company’s Code of Conduct & Ethics for standards governing all employees, officers, and directors, including senior financial officers, of the company. In addition, this Code, together with the company’s Code of Conduct & Ethics, is intended to comply with Section 405 of the SOX Act.

This Code and the standards set forth herein, in conjunction with the company-wide Code of Conduct & Ethics, is intended to foster and promote the following objectives:

(i)                                     honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(ii)                                  full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the company; and

(iii)                               compliance with applicable governmental rules and regulations.

Failure to adhere to this Code, may result in discipline, demotion and/or dismissal, at the discretion of the company.

III.                                 APPLICABILITY

This policy shall apply to and guide the conduct of all senior financial officers of the company, as applicable to their respective positions, titles and capacities within the company.

IV.                                FINANCIAL REPORTING

It is the responsibility of the senior financial officers of the company to ensure that the company’s financial statements and reports fully, fairly, accurately, timely, and clearly present and state the financial condition of the company, and are prepared in accordance with generally accepted accounting principles, and all applicable laws, rules and regulations. Accordingly, all senior financial officers must ensure that all employees, officers and directors involved in any way with the company’s financial statements and reports, to include, without limitation, the preparation, review and/or approval of such financial statements and reports, fulfill their duties and responsibilities with all due care and diligence. Material changes in the company’s financial conditions or its operations must be disclosed to the public in a timely manner, and/or as otherwise required by law. Questionable or improper accounting practices, or perceived or known deficiencies in the company’s internal accounting controls, must be reported and will be investigated in accordance with the company’s Complaint Policy.

V.                                    CORPORATE RESPONSIBILITY FOR FINANCIAL REPORTS (SECTION 302 OF THE SOX ACT)

Senior financial officers are responsible for ensuring that the following requirements, as set forth in Section 302 of the SOX Act, are complied with.

The principal executive officer or officers and the principal financial officer or officers, or persons performing similar functions, must certify in each annual or quarterly report filed under either Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, the following:

(i)                                     that the signing officer has reviewed the report;

(ii)                                  that based on the officer’s knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

(iii)                               that based on such officer’s knowledge, the financial statements, and other financial statements included in the report, fairly present in all material respects the financial condition and results of operations of the issuer as of, and for, the periods presented in the report;

(iv)                              that the signing officers are responsible for establishing and maintaining internal controls; have designed such internal controls to ensure that material information relating to the issuer and its consolidated subsidiaries is made known to such officers by others within those entities, particularly during the period in which the periodic reports are being prepared; have evaluated the effectiveness of the issuer’s internal controls as of a date within 90 days prior to the report; and, have presented in the report their conclusions about the effectiveness of their internal controls based on their evaluation as of that date;

(v)                                 that the signing officers have disclosed to the issuer’s auditors and the audit committee: all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize, and report financial data and have identified for the issuer’s auditors any material weaknesses in internal controls; and, any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal controls; and

(vi)                              that the signing officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

VI.                                DISCLOSURES IN PERIODIC REPORTS (SECTION 401 OF THE SOX ACT)

Senior financial officers are responsible for ensuring that the following requirements, as set forth in Section 401 of the SOX Act, are complied with.

Each financial report that contains financial statements, and that is required to be prepared in accordance with (or reconciled to) generally accepted accounting principles under the SOX Act and filed with the SEC must reflect all material correcting adjustments that have been identified by a registered public accounting firm in accordance with generally accepted accounting principles and the rules and regulations of the SEC.

Each annual and quarterly financial report required to be filed with the SEC must disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the issuer with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

Pro forma financial information included in any periodic or other report filed with the SEC pursuant to the securities laws, or in any public disclosure or press or other release, must be presented in a manner that: (i) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the pro forma financial information, in light of the circumstances under which it is presented, not misleading; and (ii) reconciles it with the financial condition and results of operations of the issuer under generally accepted accounting principles.

VII.                            MANAGEMENT ASSESSMENT OF INTERNAL CONTROLS (SECTION 404 OF THE SOX ACT)

Senior financial officers are responsible for ensuring that the following requirements, as set forth in Section 404 of the SOX Act, are complied with.

Each annual report required by Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 must contain an internal control report, which must:

(i)                                     state the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and

(ii)                                  contain an assessment, as of the end of the most recent fiscal year of the issuer, of the effectiveness of the internal control structure and procedures of the issuer for financial reporting.

With respect to said assessment, the accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. The attestation made hereunder must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

VIII.                        REAL TIME ISSUER DISCLOSURES (SECTION 409 OF THE SOX ACT)

Senior financial officers are responsible for ensuring that the following requirements, as set forth in Section 409 of the SOX Act, are complied with.

Each issuer reporting under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 must disclose to the public on a rapid and current basis such additional information concerning material changes in the financial condition or operations of the issuer, in plain English, which may include trend and qualitative information and graphic presentations, as the SEC determines, by rule, is necessary or useful for the protection of investors and in the public interest.

IX.                                CORPORATE RESPONSIBILITY FOR FINANCIAL REPORTS (SECTION 906 OF THE SOX ACT)

Senior financial officers are responsible for ensuring that the following requirements, as set forth in Section 906 of the SOX Act, are complied with.

Each periodic report containing financial statements filed by an issuer with the SEC pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 must be accompanied by a written statement by the chief executive officer and chief financial officer (or equivalent thereof) of the issuer, certifying that the periodic report containing the financial statements fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Whoever: (i) certifies any statement as set forth in this section knowing that the periodic report accompanying the statement does not comport with all the requirements set forth in this section will be fined not more than $1,000,000 or imprisoned not more than 10 years, or both; or (ii) willfully certifies any statement as set forth in this section knowing that the periodic report accompanying the statement does not comport with all the requirements set forth in this section will be fined not more than $5,000,000 or imprisoned not more than 20 years, or both.

X.                                    CHIEF EXECUTIVE OFFICER CERTIFICATIONS TO THE NEW YORK STOCK EXCHANGE

The chief executive officer (“CEO”) of the issuer must certify to the New York Stock Exchange (“NYSE”) each year that, as of the date of certification, he is not aware of any violation by the company of NYSE corporate governance listing standards. This certification to the NYSE must be disclosed in the company’s annual report to shareholders or, if the company does not prepare an annual report to shareholders, in the company’s annual report on Form 10-K filed with the SEC. In addition, the CEO must promptly notify the NYSE in writing after any executive officer of the company becomes aware of any material non-compliance with any applicable provisions of Section 303A (Corporate Governance Standards) of the NYSE Listed Company Manual.

XI.                                FORFEITURE OF CERTAIN BONUSES AND PROFITS (SECTION 304 OF THE SOX ACT)

Senior financial officers must ensure that the company complies with its financial reporting requirements under the securities laws. Senior financial officers must understand that they can be held liable for misconduct with respect to the submission of financial reports.

For example, under Section 304 of the SOX Act, if an issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer of the issuer shall reimburse the issuer for: (i) any bonus or other incentive-based or equity-based compensation received by that person from the issuer during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement; and (ii) any profits realized from the sale of securities of the issuer during that 12-month period.